Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-62331 and 333-26587) on Form S-8 of Magnera Corporation of our report dated June 29, 2026 relating to our audit of the financial statements and supplemental schedule of the Magnera Corporation 401(k) Savings Plan, which appears in this Annual Report on Form 11-K of Magnera Corporation 401(k) Savings Plan for the year ended December 31, 2025.

/s/ Insero & Co. CPAs, LLP

Certified Public Accountants
Rochester, New York
June 29, 2026